Exhibit 10.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated as of July 19, 2008 (this “Agreement”), between VANSHIP HOLDINGS LIMITED, a Liberian corporation (the “Seller”), and ENERGY INFRASTRUCTURE ACQUISITION CORP., a Delaware corporation (“EIAC”). Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Second Amended and Restated Share Purchase Agreement (as defined below).

WHEREAS:

1.  Pursuant to the Second Amended and Restated Share Purchase Agreement dated as of July 3, 2008 (the “SPA”) among the Seller, Energy Infrastructure Merger Corporation, a Marshall Islands corporation (the “Buyer”), and EIAC, the parties agreed to effect the Sale and Purchase described therein.

2.  Pursuant to Section 20(a)(ii) of the SPA, the parties to this Agreement now desire to terminate the SPA.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and EIAC hereby agree as follows:

SECTION 1.  Termination of SPA. The Seller and EIAC hereby terminate the SPA pursuant to Section 20(a)(ii) thereof. From and after the date hereof, the SPA shall be of no further force and effect except as provided therein.

SECTION 2.  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

SECTION 3.  Arbitration. Any controversy or claim arising out of or in conjunction with this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect in the State of New York and judgment upon such award rendered by the arbitrator shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction thereof. The arbitration shall be held in the State of New York, New York County or such other location as is mutually agreed in writing before a panel of three (3) arbitrators, one selected by Seller, one selected by EIAC, and the third by the two (2) so chosen. The arbitration award shall include attorneys’ fees and costs to the prevailing party.

SECTION 4.  Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.  Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by either the Seller or EIAC from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.  Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

SECTION 8.  Entire Agreement. This Agreement, as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter herein are hereby superseded in their entirety.

SECTION 9.  Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ George P. Sagredos
Name: George P. Sagredos
Title: President & Chief Operating Officer

VANSHIP HOLDINGS LIMITED

By:	/s/ Captain C.A.J. Vanderperre
Name: Captain C.A.J. Vanderperre
Title: Director